Exhibit 5.1

PETER MIRAKIAN III DIRECT DIAL: (816) 292-8158 pmirakian@spencerfane.com

April 5, 2016

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, MO 64106

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to UMB Financial Corporation, a Missouri corporation (the “Company”), and, at the request of the Company, have examined the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and regulations promulgated thereunder. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

The Registration Statement relates to, among other things, the registration under the Securities Act of an indeterminate number or amount of (i) shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”), (iii) depositary shares representing Preferred Stock (“Depositary Shares”) evidenced by depositary receipts therefor (“Depositary Receipts”), (iv) stock purchase contracts to purchase a specified number of shares of Common Stock, Preferred Stock or Depositary Shares of the Company at a future date or dates (“Stock Purchase Contracts”), (v) units of the Company comprised of any combination of Common Stock, Preferred Stock, Depositary Shares, Stock Purchase Contracts or Debt Securities (the “Units”), (vi) warrants to purchase one or more classes of securities registered under the Registration Statement (the “Warrants”), and (vii) debt securities of the Company (the “Debt Securities” and together with the Common Stock, the Preferred Shares, the Depositary Shares, the Stock Purchase Contracts, the Units and the Warrants, the “Registered Securities”), in each case, which may be offered from time to time, as set forth in the final prospectus that forms a part of the Registration Statement (the “Prospectus”), and as may be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement”).

As described in the Prospectus: (i) the Depositary Shares are to be issued in one or more series pursuant to one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary party thereto (each, a “Depositary”); (ii) the Stock Purchase Contracts are to be issued pursuant to one or more Stock Purchase Contract Agreements (each, a “Stock Purchase Agreement”), (iii) the Units are to be issued pursuant to one or more Unit Purchase Agreements (the “Unit Purchase Agreement”), (iv) the Warrants are to be issued

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April 5, 2016

in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”); and (v) the Debt Securities are to be issued in one or more series pursuant to one or more indentures (each, an “Indenture”) to be entered into between the Company and one or more trustees party thereto (each, a “Trustee”), substantially in the form of Exhibit 4.1 or Exhibit 4.2 to the Registration Statement, as applicable. Each Depositary Agreement, Stock Purchase Agreement, Unit Purchase Agreement, Warrant Agreement and Indenture, and each underwriting agreement and other agreement or instrument, if any, that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Current Report on Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with an offering of Registered Securities are referred to herein as “Related Documents.”

As the basis for the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, (ii) the Restated Articles of Incorporation of the Company, as amended to date (the “Articles”), (iii) the Bylaws of the Company, as amended to date (the “Bylaws” and together with the Articles, the “Charter”), (iv) resolutions and the record of actions taken by the Company’s board of directors and committees thereof with respect to, among other things, the authorization of the preparation and filing of the Registration Statement, including the execution of a power of attorney related thereto and (v) such other instruments, documents and corporate records as we have deemed necessary or appropriate for purposes of the opinions expressed herein. In addition, we have reviewed certain certificates of public officials and of officers of the Company and we have relied on such certificates with respect to certain factual matters that we have not independently established. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others.

For purposes of the opinions expressed herein, we have assumed: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies; (iii) the genuineness of the signatures of persons signing all documents in connection with which the opinions herein are rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company; (iv) that the Company, at the time of delivery of any Registered Securities will continue to be a corporation duly organized, validly existing and in good standing under Missouri Law; (v) that the Company will continue to have the requisite organizational and legal power and authority to issue and offer the Registered Securities and to enter into and perform its obligations under the Related Documents and other documents relating to the

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April 5, 2016

offering or issuance of the Registered Securities; (vi) that the issuance of the Registered Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents and other documents relating to the offering or issuance of the Registered Securities, and the execution and delivery by the Company of the Related Documents and other documents relating to the offering or issuance of the Registered Securities, in each case, will have been duly authorized and approved by the Company (such approvals referred to herein as the “Board Proceedings”); (vii) that the Board Proceedings, the issuance of the Registered Securities and the terms and conditions of Related Documents and other documents relating to the offering or issuance of the Registered Securities (A) will be in accordance with all applicable laws and the Company’s Charter and Bylaws, and (B) will not conflict with any contractual or other restrictions which are binding on the Company; (viii) that each Trustee, Depositary and Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and have the requisite organizational and legal power and authority to enter into and to perform its obligations under the Related Documents and other documents relating to the offering or issuance of the Registered Securities to which it is a party; (ix) that when executed and delivered by the parties thereto, the Related Documents and other documents relating to the offering or issuance of the Registered Securities will be the valid and binding obligations of the parties thereto, other than the Company; and (x) that each Related Document will have been properly filed with the Commission as an exhibit to the Registration Statement, including any amendment thereto, or as an exhibit to any report filed by the Company under the Exchange Act that is properly incorporated by reference in the Registration Statement, in each case, as permitted by the Securities Act and the rules and regulations of the Commission thereunder.

We express no opinion herein as to matters involving the laws of any jurisdiction other than The General and Business Corporation Law of Missouri, applicable provisions of the Missouri Constitution and the present judicial interpretations thereof (“Missouri Law”). We advise you that the issues addressed by this letter may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions herein are based and any other laws that may actually govern.

We express no opinions concerning the validity or enforceability of any provisions contained in the Registered Securities, or any document governing the Registered Securities that purport to: (i) waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) allow indemnification to the extent that such provisions purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; (iii) waive the right to a jury trial; (iv) waive any stay, extension or usury laws or any unknown future rights; (v) provide for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (vi) provide for the permitting, upon

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April 5, 2016

acceleration of any indebtedness (including, if applicable, any series of Debt Securities), of collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (vii) create, attach, perfect, or give priority to any lien or security interest; (viii) grant setoff rights; or (ix) make a guarantor primarily liable rather than as a surety.

Our opinions expressed herein are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditors’ rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers, (ii) the limitations imposed by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

Based on the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that:

1. The Common Stock will be validly issued, fully-paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Board Proceedings relating to such Common Stock and any applicable Related Documents and other documents relating to the offering and issuance of such Common Stock shall have been duly completed and shall not have been modified or rescinded, and (iii) such Common Stock shall have been (A) duly executed by the Company and authenticated as provided by the applicable Board Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and Board Proceedings.

2. Each series of Preferred Stock will be validly issued, fully-paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Board Proceedings relating to such series of Preferred Stock and any applicable Related Documents and other documents relating to the offering and issuance of such series of Preferred Stock shall have been duly completed and shall not have been modified or rescinded, (iii) the Certificate of Designation, as applicable, for such series of Preferred Stock shall have been duly executed by the Company and appropriately filed with the State of Missouri, and (iv) such series of Preferred Stock shall have been (A) duly executed by the Company and authenticated as provided by the applicable Board Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and Board Proceedings.

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April 5, 2016

3. Each series of Depositary Shares will be validly issued, and the related Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement, in each case, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Board Proceedings relating to such series of Depositary Shares and the underlying shares of Preferred Stock and any applicable Related Documents and other documents relating to the offering and issuance of such series of Depositary Shares shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Depositary Agreement relating to such series of Depositary Shares shall have been duly executed and delivered by the Company and the applicable Depositary, (iv) the shares of Preferred Stock underlying such series of Depositary Shares shall have been validly issued and fully paid and non-assessable and shall have been duly deposited with such Depositary under such Depositary Agreement, and (v) the applicable Depositary Receipts relating to such series of Depositary Shares shall have been (A) duly executed by such Depositary as provided in the such Depositary Agreement and the applicable Board Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Depositary Agreement and Board Proceedings.

4. The Stock Purchase Contracts and Units will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, in each case, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Board Proceedings relating to such Stock Purchase Contracts and Units and the underlying Registered Securities and any applicable Related Documents and other documents relating to the offering and issuance of such series of Stock Purchase Contracts and Units shall have been duly completed and shall not have been modified or rescinded, (iii) the Stock Purchase Agreement relating to such Stock Purchase Contracts shall have been duly executed and delivered by the Company and the applicable holder thereof or the Unit Purchase Agreement relating to such Units shall have been duly executed and delivered by the Company and the applicable holder thereof, as applicable, (iv) the Stock Purchase Contracts or Units, as applicable, shall have been validly issued and fully paid and non-assessable, and (v) such Stock Purchase Contracts and Units shall have been (A) duly executed by the Company and the holder thereof as provided in the Stock Purchase Agreement or Unit Purchase Agreement, as applicable, and the applicable Board Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Stock Purchase Agreement, Unit Purchase Agreement and Board Proceedings.

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April 5, 2016

5. Each series of Warrants will be validly issued and will constitute the valid and binding obligations of the Company, in each case, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Board Proceedings relating to such series of Warrants and the applicable Registered Securities which are issuable upon exercise thereof and any applicable Related Documents and other documents relating to the offering and issuance of such series of Warrants shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Warrant Agreement relating to such series of Warrants shall have been duly executed and delivered by the Company and the applicable Warrant Agent, and (iv) such Warrants shall have been (A) duly executed by the Company and authenticated by the Warrant Agent as provided in the applicable Warrant Agreement and the applicable Board Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Warrant Agreement and Board Proceedings.

6. Each series of Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, in each case, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the applicable Indenture relating to such series of Debt Securities shall have been qualified under the Trust Indenture Act of 1939, as amended, (iii) all Board Proceedings relating to such series of Debt Securities and any applicable Related Documents and other documents relating to the offering and issuance of such series of Debt Securities shall have been duly completed and shall not have been modified or rescinded, (iv) the applicable Indenture (and any related supplemental indenture) relating to such series of Debt Securities shall have been duly executed and delivered by the Company and the applicable Trustee, and (v) such series of Debt Securities shall have been (A) duly executed by the Company and authenticated by the Trustee as provided in the applicable Indenture and Board Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Indenture and Board Proceedings.

The opinions expressed herein are limited to the specific issues addressed herein, and we express no opinion, whether by implication or otherwise, as to any matters beyond that expressly stated herein. The opinions expressed herein shall not be construed as or deemed to be a guaranty or insuring agreement. The opinions expressed herein are rendered as of the date first written above and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts, circumstances, events or developments of which we become aware after the date hereof and which may alter, affect or modify the opinions expressed herein.

UMB Financial Corporation

April 5, 2016

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules of the Commission promulgated thereunder.

Yours truly,

/s/ SPENCER FANE LLP